UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   March 1, 2006
Bancinsurance Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus,		43215
Ohio

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:   614-228-2800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.
On March 1, 2006 Bancinsurance Corporation (the “Company”) issued a press release announcing its results of operations for the three months and twelve months ended December 31, 2005. A copy of this press release is attached hereto as Exhibit 99.1.
Item 8.01   Other Events.
The Board of Directors of the Company has determined that the 2006 Annual Meeting of Shareholders (the “2006 Annual Meeting”) will be held on May 31, 2006, at 8:30 a.m., local time, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215. The record date for determining the shareholders entitled to receive notice of, and vote at, the 2006 Annual Meeting will be April 5, 2006.
Any proposals of shareholders which are intended to be presented at the 2006 Annual Meeting must be received by the Company at its principal executive offices by April 3, 2006 to be eligible for inclusion in the Company’s proxy statement relating to the 2006 Annual Meeting (the “2006 Proxy Statement”). Such proposals may be included in the 2006 Proxy Statement if they comply with certain rules and regulations promulgated by the U.S. Securities and Exchange Commission. If a shareholder intends to present a proposal at the 2006 Annual Meeting, but has not sought the inclusion of such proposal in the 2006 Proxy Statement, such proposal must be received by the Company at its principal executive offices by April 3, 2006, or the Company’s management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the 2006 Proxy Statement.
(d) Exhibits
99.1 Press Release dated March 1, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

March 1, 2006	By:	/s/ John S. Sokol

Name: John S. Sokol
Title: President

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 1, 2006